                   [ADELPHIA COMMUNICATIONS CORPORATION LOGO]

January 8, 2002

To our Stockholders:

     We are sending you the enclosed Information Statement about our spin-off to our common stockholders of all of the common stock we own of Adelphia Business Solutions, Inc. The Information Statement provides you with important information concerning:

     - the terms of, and manner of affecting, the spin-off, including how fractional shares will be treated,

     - the risks associated with ownership of Adelphia Business Solutions common stock,

     - the U.S. federal income tax consequences of your receipt of the Adelphia Business Solutions shares,

     - how we determined the number of shares you will receive, and

     - how you can obtain additional information about these matters.

     Thank you for your investment in Adelphia Communications.

Sincerely,

ADELPHIA COMMUNICATIONS CORPORATION

                      ADELPHIA COMMUNICATIONS CORPORATION

                             INFORMATION STATEMENT

                             ---------------------

                                  SPIN-OFF OF
                       ADELPHIA BUSINESS SOLUTIONS, INC.
                          THROUGH THE DISTRIBUTION BY
                      ADELPHIA COMMUNICATIONS CORPORATION
                            OF ALL SHARES IT OWNS OF
                    ADELPHIA BUSINESS SOLUTIONS COMMON STOCK
                                       TO
            ADELPHIA COMMUNICATIONS CORPORATION COMMON STOCKHOLDERS

     We are sending you this Information Statement because we are spinning off all of the common stock we own in our Adelphia Business Solutions, Inc. subsidiary to the holders of our common stock. We are effecting this spin-off by distributing 0.498096194 of a share of Adelphia Business Solutions common stock as a dividend on each outstanding share of Adelphia Communications common stock. Holders of Adelphia Communications Class A common stock will receive Class A common stock of Adelphia Business Solutions in the distribution amounting to approximately 92,986,175 shares of Adelphia Business Solutions Class A common stock in total. Holders of Adelphia Communications Class B common stock will receive Class B common stock of Adelphia Business Solutions in the distribution amounting to approximately 12,479,982 shares of Adelphia Business Solutions Class B common stock in total. The dividends will be distributed after market close on January 11, 2002 to holders of record of Adelphia Communications common stock at 5:00 p.m. Eastern time on January 8, 2002.

     Adelphia Business Solutions is a provider of facilities-based integrated communications services to customers that include businesses, governmental and educational end users and other communications services providers throughout the United States. Adelphia Business Solutions Class A common stock currently trades on the Nasdaq National Market under the symbol "ABIZ" and Adelphia Business Solutions files reports with the Securities and Exchange Commission. As of January 8, 2002, we held approximately 41% of Adelphia Business Solutions' Class A common stock and substantially all of its Class B common stock, representing approximately 96% of the voting power of its capital stock.

     In December 2001, the Adelphia Communications Board of Directors determined that it would be in the best interests of Adelphia Communications and its stockholders to distribute the common stock of Adelphia Business Solutions owned by Adelphia Communications to the stockholders of Adelphia Communications. Following this spin-off, we will no longer own any shares of Adelphia Business Solutions and Adelphia Business Solutions will continue as a separate, publicly-traded company. However, following this spin-off, we expect that our controlling stockholders, the family of John J. Rigas, Chairman and CEO of Adelphia Communications, will hold a majority of the voting power of the capital stock of Adelphia Business Solutions.

     OWNERSHIP OF THE COMMON STOCK OF ADELPHIA BUSINESS SOLUTIONS INVOLVES HIGH RISK. As disclosed in Adelphia Business Solutions' most recent Form 10-Q, substantial doubt existed about Adelphia Business Solutions ability to continue as a going concern. Adelphia Business Solutions has incurred substantial losses since inception, has a high level of indebtedness, has had substantial negative cash flow from operations, needs substantial additional funding to meet its working capital, debt service and capital expenditures requirements, and has no commitments for any additional funding. Following the spin-off, the Rigas family will be the controlling stockholders of both Adelphia Communications and Adelphia Business Solutions. This dual control presents potential conflicts of interest. Although Adelphia Business Solutions Class A common stock currently trades on the Nasdaq National Market, Adelphia Business Solutions may become subject to delisting. On January 8, 2002, the closing price of Adelphia Business Solutions Class A common stock was $0.26 per share. See "Market for Adelphia Business Solutions Common Stock" below.

For further information pertaining to Adelphia Business Solutions (including financial statements and other financial information), its common stock, its liquidity and other issues and related matters, you are urged to read Adelphia Business Solutions' SEC filings. See "Where You Can Find More Information" below.

     No vote of Adelphia Communications stockholders is required in connection with the Adelphia Business Solutions spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement for your information only. If you would like more information regarding the processing of this distribution and when you can expect to receive certificates for shares of Adelphia Business Solutions common stock in the spin-off, please call American Stock Transfer & Trust Company, our transfer agent, at (800) 937-5449 from the United States and (718) 921-8200 from outside the United States.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE ADELPHIA BUSINESS SOLUTIONS COMMON STOCK TO BE DELIVERED TO YOU PURSUANT TO THIS SPIN-OFF OR DETERMINED IF THIS INFORMATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS INFORMATION STATEMENT IS JANUARY 8, 2002.

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

                         INFORMATION ABOUT THE SPIN-OFF

THE SPIN-OFF

     In December 2001, the Adelphia Communications Board of Directors approved the spin-off of Adelphia Business Solutions to holders of Adelphia Communications common stock. To effect this spin-off, the Board of Adelphia Communications declared a dividend of all of its shares of Adelphia Business Solutions to the Adelphia Communications Class A and Class B common stockholders. Holders of Adelphia Communications Class A common stock will receive shares of Class A common stock of Adelphia Business Solutions in the distribution. Holders of Adelphia Communications Class B common stock will receive shares of Class B common stock of Adelphia Business Solutions in the distribution. The distribution ratio, as described below, is the same for both the Adelphia Communications Class A common stock and the Adelphia Communications Class B common stock. Adelphia Communications owns approximately 105 million shares of the common stock of Adelphia Business Solutions representing approximately 78% of the outstanding Adelphia Business Solutions common stock. The dividends will be distributed after market close on January 11, 2002, in the amount of 0.498096194 of a share of Adelphia Business Solutions Class A common stock for each share of Adelphia Communications Class A common stock and
0.498096194 of a share of Adelphia Business Solutions Class B common stock for each share of Adelphia Communications Class B common stock, in each case outstanding on the record date as described below.

     You will not be required to pay any cash or other consideration for the whole shares of Adelphia Business Solutions common stock distributed to you or to surrender or exchange your shares of Adelphia Communications common stock to receive the dividend of Adelphia Business Solutions common stock.

THE NUMBER OF SHARES YOU WILL RECEIVE

     For each share of Adelphia Communications common stock that you owned at 5:00 p.m. Eastern time on January 8, 2002, the record date, you will be entitled to receive that number of shares equal to the quotient obtained by dividing the total number of shares of Adelphia Business Solutions common stock to be distributed in the spin-off by the number of shares of Adelphia Communications common stock outstanding at 5:00 p.m. Eastern time on the record date. Thus, the following equation determines the number of shares of Adelphia Business Solutions common stock you will be entitled to receive for each share of Adelphia Communications common stock you hold:

Total number of shares of Adelphia Business Solutions
   common stock to be distributed in the spin-off
-----------------------------------------------------   =     105,466,157   =     0.498096194
     Number of shares of Adelphia Communications              -----------
      common stock outstanding as of 5:00 p.m.,               211,738,532
          Eastern time, on the record date

     Based on the number of shares of Adelphia Communications common stock outstanding as of 5:00 p.m. Eastern time on January 8, 2002, you will be entitled to receive 0.498096194 of a share of Adelphia Business Solutions common stock for each share of Adelphia Communications common stock you owned at 5:00 p.m. Eastern time on the record date.

     Holders of Adelphia Communications Class A common stock will receive Class A common stock of Adelphia Business Solutions in the spin-off. Holders of Adelphia Communications Class B common stock will receive Class B common stock of Adelphia Business Solutions in the spin-off.

TRADING IN ADELPHIA COMMUNICATION'S CLASS A COMMON STOCK BETWEEN JANUARY 4, 2002 AND THE DISTRIBUTION DATE

     Between January 4, 2002 and market close on January 11, 2002, the distribution date, two markets exist with respect to Adelphia Communications Class A common stock, a "regular way" market and an "ex-dividend" market. Shares that trade on the regular way market trade with an entitlement to shares of Adelphia Business Solutions Class A common stock distributed pursuant to the spin-off. Shares that trade on

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

the ex-dividend market trade without an entitlement to shares of Adelphia Business Solutions Class A common stock distributed pursuant to the spin-off. For example, if you owned shares of Adelphia Communications Class A common stock at 5:00 p.m. Eastern time on the record date, and sold those shares on the regular way market prior to market close on January 11, 2002, the distribution date, you also traded the shares of Adelphia Business Solutions common stock that would have been distributed to you pursuant to the spin-off. If you sold those shares of Adelphia Communications Class A common stock on the ex-dividend market prior to the distribution date, you would still receive the shares of Adelphia Business Solutions Class A common stock that are to be distributed to you pursuant to your ownership of the shares of Adelphia Communications Class A common stock.

     No public market exists for shares of Adelphia Communications Class B common stock.

WHEN AND HOW YOU WILL RECEIVE THE SHARES

     We will distribute the dividends after market close on January 11, 2002 by releasing our shares of Adelphia Business Solutions common stock to be distributed in the spin-off to American Stock Transfer & Trust Company, our transfer agent. As of 5:00 p.m., Eastern time, on January 11, 2002 the transfer agent will cause the shares of Adelphia Business Solutions common stock to be registered in accounts established in the ownership records of Adelphia Business Solutions.

     Street Name Holders. If your shares are held in a brokerage account or with a nominee, the distribution will be credited to the account of your brokerage firm or nominee. Your broker/nominee will in turn credit your account for the Adelphia Business Solutions shares you are entitled to receive. This could take up to two weeks after the distribution date.

     Registered Holders. If you physically hold the Adelphia Communications stock certificates and are the registered holder, the Adelphia Business Solutions certificates will be mailed directly to you. You will receive stock certificates representing your ownership of whole shares of Adelphia Business Solutions common stock from the transfer agent. The transfer agent will begin mailing stock certificates representing your ownership of whole shares of Adelphia Business Solutions common stock promptly after January 11, 2002, the distribution date.

     Sale of Fractional Shares. The transfer agent will not deliver any fractional shares of Adelphia Business Solutions common stock in connection with the spin-off. Instead, the transfer agent will aggregate all such fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in the amount of their pro rata share of the proceeds of that sale, net of commissions and charges, provided that the net proceeds are greater than zero. Your check for any cash that you may be entitled to receive instead of fractional shares of Adelphia Business Solutions common stock will follow separately. We estimate that it should generally take about two weeks from the distribution date for the transfer agent to complete these mailings, if any.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF

     Tax Status of the Spin-off. Although we have not requested a private letter ruling from the Internal Revenue Service nor received an opinion of counsel, we believe that our distribution of whole shares of Adelphia Business Solutions common stock to our common stockholders in connection with the spin-off should be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

     - Adelphia Communications common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Adelphia Business Solutions common stock as a result of the spin-off; and

     - Adelphia Communications will not recognize a gain or loss by reason of the spin-off.

     Allocation of Tax Basis. Your tax basis for the Adelphia Business Solutions common stock received in the spin-off will be determined based on your tax basis in the Adelphia Communications common stock with respect to which your distribution of Adelphia Business Solutions common stock was made. Following the

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

spin-off, your aggregate tax basis in your shares of Adelphia Communications common stock and Adelphia Business Solutions common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Adelphia Communications common stock immediately prior to the spin-off. The aggregate tax basis in your shares of Adelphia Communications common stock immediately prior to the spin-off will be allocated between your Adelphia Business Solutions common stock and Adelphia Communications common stock in proportion to the fair market value of your shares of Adelphia Communications common stock and Adelphia Business Solutions common stock on the distribution date.

     Holding Period. The holding period for capital gains purposes of the shares of Adelphia Business Solutions common stock that you receive as a result of the spin-off will include the holding period for your shares of Adelphia Communications common stock with respect to which your distribution of Adelphia Business Solutions common stock was made, provided that your shares of Adelphia Communications common stock are held as a capital asset on the distribution date.

     Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Adelphia Business Solutions common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Adelphia Communications common stock on which you received your distribution of Adelphia Business Solutions common stock.

     Taxable Distribution. Although we believe that the distribution will qualify as a tax-free spin-off, it is possible that the Internal Revenue Service could determine that the spin-off is a taxable transaction. If the distribution were not to qualify as a tax-free spin-off, each holder of Adelphia Communications common stock would be treated as if he, she or it had received a taxable distribution in an amount equal to the fair market value of Adelphia Business Solutions common stock received (including any fractional share of Adelphia Business Solutions common stock such stockholder were treated as receiving) in the distribution. This would result in (i) a dividend to such stockholder to the extent of Adelphia Communications' current and accumulated earnings and profits, (ii) a reduction in such stockholder's tax basis in Adelphia Communications common stock to the extent the amount received exceeded such stockholder's share of earnings and profits and (iii) a capital gain to the extent the amount received exceeded the sum of the amount treated as a dividend and such stockholder's tax basis. Adelphia Communications does not have accumulated earnings and profits and does not expect to have earnings and profits for tax purposes for the year 2002.

     Future Transactions. Even if the distribution otherwise qualifies for tax-free treatment, it may be disqualified as tax-free to Adelphia Communications, under section 355(e) of the Internal Revenue Code, if 50 percent or more of our stock or stock of Adelphia Business Solutions is acquired or issued as part of a plan or series of related transactions that includes the distribution. For this purpose any acquisitions or issuances of our stock or stock of Adelphia Business Solutions within two years before or after the distribution generally are presumed to be part of such a plan although we may be able to rebut that presumption. If such an acquisition or issuance of our stock or Adelphia Business Solutions stock triggers the application of section 355(e), Adelphia Communications would recognize taxable gain as described above but the distribution would generally be tax-free to each Adelphia Communications stockholder.

     State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of Adelphia Business Solutions common stock and any payment for fractional shares.

     Tax Return Statement. U.S. Treasury regulations require you to attach to your U.S. federal income tax return, for the year in which the spin-off occurs, a detailed statement setting forth certain information regarding the nature of the spin-off. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain that statement when you receive it so it can be completed and attached to your tax return.

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

     THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SPIN-OFF, INCLUDING THE STATE, LOCAL AND (IF APPLICABLE) FOREIGN TAX CONSEQUENCES.

              INFORMATION ABOUT ADELPHIA BUSINESS SOLUTIONS, INC.

OVERVIEW

     Adelphia Business Solutions provides customers with communications services such as local switch dial tone (also known as local phone service), long-distance service, high-speed data transmission, and Internet connectivity. The customers have a choice of receiving these services separately or as bundled packages, which are typically priced at a discount when compared to the price of the separate services. Adelphia Business Solutions' markets are principally located in the eastern half of the United States.

ADELPHIA BUSINESS SOLUTIONS' ONGOING RELATIONSHIP WITH ADELPHIA COMMUNICATIONS

     Adelphia Business Solutions and Adelphia Communications have had and will continue to have ongoing relationships following the spin-off. You can read about the previous transactions and relationships in the proxy statements and reports filed with the Securities and Exchange Commission by Adelphia Business Solutions, including its most recent Form 10-Q which describes Adelphia Business Solutions' sale of certain network and telecommunication assets to Adelphia Communications in October 2001. Adelphia Business Solutions and Adelphia Communications are and expect to be parties to agreements providing for various interim and ongoing relationships between the companies, including joint use of certain assets and facilities, and certain transitional and ongoing services that Adelphia Communications and Adelphia Business Solutions will continue to provide to each other following the spin-off. We intend to file any new agreements that we may enter into with Adelphia Business Solutions as exhibits to reports that we file with the Securities and Exchange Commission. See "Where You Can Find More Information" below.

ADELPHIA BUSINESS SOLUTIONS COMMON STOCK

     Under Adelphia Business Solutions' certificate of incorporation, the authorized capital stock of the company is 800,000,000 shares of Class A common stock, par value $.01 per share, 400,000,000 shares of Class B common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, $.01 par value. As of January 8, 2002, there were approximately 134,517,284 shares of Adelphia Business Solutions common stock outstanding and 332,701 shares of Adelphia Business Solutions preferred stock outstanding.

MARKET FOR ADELPHIA BUSINESS SOLUTIONS COMMON STOCK

     Adelphia Business Solutions Class A common stock trades on the Nasdaq National Market under the symbol "ABIZ." A public market was established for Adelphia Business Solutions Class A common stock as a result of Adelphia Business Solutions' initial public offering in May 1998. No assurance can be given that Adelphia Business Solutions Class A common stock will continue to trade on the Nasdaq National Market. Nasdaq has reinstated, effective January 2, 2002, all of its continued listing rules. Under these rules, among other matters, if the bid price for a company's common stock falls below $1 per share for 30 consecutive trading days and the company fails to regain compliance within a specified period, the company is subject to delisting. As set forth in the following table, the recent bid price for Adelphia Business Solutions Class A

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

common stock has been less than $1. There is no public market for Adelphia Business Solutions Class B common stock.

     The following table sets forth, for the periods indicated, the high and low sale prices of Adelphia Business Solutions Class A common stock as reported by the Nasdaq National Market. We urge you to obtain current quotations for Adelphia Business Solutions Class A common stock.

                                                                HIGH       LOW
                                                              --------   --------
2000
First Quarter Ended 3/31/00.................................  $70.4375   $44.8750
Second Quarter Ended 6/30/00................................  $64.0625   $19.0000
Third Quarter Ended 9/30/00.................................  $24.2500   $ 7.1250
Fourth Quarter Ended 12/31/00...............................  $12.7500   $ 3.0625
2001
First Quarter Ended 3/31/01.................................  $10.1250   $ 3.6250
Second Quarter Ended 6/30/01................................  $ 5.6000   $ 3.6250
Third Quarter Ended 9/30/01.................................  $ 4.9300   $ 1.0000
Fourth Quarter Ended 12/31/01...............................  $ 1.3000   $ 0.2600
2002
First Quarter Through 1/8/02................................  $ 0.6400   $ 0.0500

     Adelphia Business Solutions has never paid a cash dividend on its common stock and on January 3, 2002 announced that it would not make the payment-in-kind dividend scheduled for January 15, 2002 on its preferred stock.

ADELPHIA BUSINESS SOLUTIONS TRANSFER AGENT

     The transfer agent and registrar for Adelphia Business Solutions common stock is American Stock Transfer & Trust Company. You may contact the transfer agent and registrar at the address set forth below or at (800) 937-5449 from the United States and (718) 921-8200 from outside the United States. All correspondence should be sent to the following address:

    American Stock Transfer & Trust Company
     59 Maiden Lane
     Plaza Level
     New York, New York 10038

WHERE YOU CAN FIND MORE INFORMATION

     Adelphia Business Solutions and Adelphia Communications are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. Adelphia Business Solutions has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Adelphia Business Solutions or transactions and relationships between Adelphia Communications and Adelphia Business Solutions, we urge you to read Adelphia Business Solutions' reports, proxy statements and other information filed with the SEC.

     You may read and obtain copies (at prescribed rates) of Adelphia Business Solutions' and Adelphia Communications' reports at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. You may also obtain these reports at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

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